Filed Pursuant to Rule 424(b)(2)

File No. 333-159738

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium Term Notes, Series K, Notes Linked to a Global Equity Basket due August 7, 2013	$8,601,000	$613.25

(1)

The total filing fee of $613.25 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 6 dated July 30, 2010 (To Product Supplement No. 1 dated April 23, 2010, Prospectus Supplement dated April 23, 2010 and Prospectus dated June 4, 2009)

Wells Fargo & Company Medium-Term Notes, Series K Equity Linked Securities Upside Participation To A Cap And Fixed Percentage Buffered Downside

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

■   Linked to a Global Equity Basket comprised of S&P 500® Index (45%), MSCI EAFE Index® (20%), MSCI Emerging Markets IndexSM (20%) and Russell 2000® Index (15%)

■   125% participation in the upside performance of the basket, subject to a cap of 136% of the original offering price per note

■   Protection against a decline in the basket as long as the ending level has not declined by more than 15% from the starting level

■   1-to-1 downside exposure to decreases in the level of the basket in excess of 15%

■   Term of approximately 3 years

■   No periodic interest payments

■   May receive less, and possibly significantly less, than the original offering price

Investing in the notes involves risks. See “Risk Factors” on page PRS-5.

The notes are unsecured obligations of Wells Fargo and all payments on the notes are subject to the credit risk of Wells Fargo. The notes are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction. The notes are not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Note	100.00%	2.25%	97.75%
Total	$8,601,000	$193,522.50	$8,407,477.50

(1)

In addition to the agent discount, the original offering price specified above includes structuring and development costs. The agent discount and structuring and development costs total approximately $37.39 per $1,000 note. See “Plan of Distribution” in the accompanying prospectus supplement for further information including information regarding how we may hedge our obligations under the notes.

Wells Fargo Securities

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

Investment Description

The Notes Linked to a Global Equity Basket due August 7, 2013 are senior unsecured debt securities of Wells Fargo & Company that provide (i) the possibility of a leveraged return, subject to a cap, if the level of the basket of equity indices (the “Basket”) increases moderately from its starting level to its ending level, (ii) return of principal if, and only if, the ending level of the Basket is not less than the threshold level and (iii) exposure to decreases in the level of the Basket if the ending level is less than the threshold level. The Basket is comprised of the following basket components, with each basket component having the weighting noted parenthetically: S&P 500® Index (45%); MSCI EAFE Index® (20%); MSCI Emerging Markets IndexSM (20%); and Russell 2000® Index (15%). If the ending level is less than the threshold level, you will receive less, and possibly significantly less, than the original offering price of your notes.

You should read this pricing supplement together with the accompanying product supplement no. 1 dated April 23, 2010, prospectus supplement dated April 23, 2010 and prospectus dated June 4, 2009 for additional information about the notes. You should not rely on any free writing prospectus filed prior to the date of this pricing supplement in connection with making a decision to invest in the notes unless it specifically refers to the notes. Information included in this pricing supplement supercedes information in the accompanying product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the accompanying product supplement.

Investor Considerations

We have designed the notes for investors who:

¡

seek exposure to the upside performance of the Basket and desire to enhance any increase in the Basket, in each case subject to the capped value, and want to protect 15% of the original offering price of the notes by:

☐	participating 125% in any increase in the ending level over the starting level, subject to the capped value of 136% of the original offering price per note; and

☐	protecting against any decline in the Basket, as long as the ending level has not declined by more than 15% from the starting level;

¡	understand that if any decline in the ending level is more than 15% of the starting level, they will receive less, and possibly significantly less, than the original offering price of the notes;

¡	do not seek current income; and

¡	are willing to hold the notes until maturity.

The notes are not designed for, and may not be a suitable investment for, investors who:

¡	seek a liquid investment or are unable or unwilling to hold the notes to maturity;

¡	expect the level of the Basket to decrease more than 15% from its starting level;

¡	seek full exposure to the upside performance of the Basket;

¡	seek full principal protection for their investment;

¡	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the notes;

¡	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Basket generally, or to the exposure to the Basket that the notes provide specifically; and

¡	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500®,” and “500®” are trademarks of Standard & Poor’s and have been licensed for use by us. The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the notes.

Each of the MSCI EAFE Index and the MSCI Emerging Markets Index is the exclusive property of MSCI Inc. (“MSCI”). MSCI, the MSCI EAFE Index and the MSCI Emerging Markets Index are service marks of MSCI or its affiliates and have been licensed for use for certain purposes by us. The notes referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The accompanying product supplement contains a more detailed description of the limited relationship MSCI has with us and the notes. No purchaser, seller or holder of the notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote the notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“Russell 2000®” is a trademark of Frank Russell Company, doing business as Russell Investment Group (“Russell”), and has been licensed for use by us. The notes, based on the performance of the Russell 2000 Index, are not sponsored, endorsed, sold or promoted by Russell and Russell makes no representation regarding the advisability of investing in the notes.

PRS-2

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

Terms of the Notes

Market Measure:	A basket (the “Basket”) comprised of the following basket components, with the return of each basket component having the weighting noted parenthetically: S&P 500 Index (45%); MSCI EAFE Index (20%); MSCI Emerging Markets Index (20%); and Russell 2000® Index (15%).

Pricing Date:	July 30, 2010

Issue Date:	August 6, 2010

The “redemption amount” per note will equal: •If the ending level is greater than the starting level, the lesser of: (i) the original offering price per note plus:

Redemption Amount:	[	original offering price per note x	[	ending level –starting level starting level	]	x participation rate	]	; and

(ii)    the capped value;

•If the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: the original offering price per note; or

•If the ending level is less than the threshold level: the original offering price per note minus:

	[	original offering price per note x	threshold level – ending level starting level	]

If the ending level is less than the threshold level, you will receive less, and possibly significantly less, than the original offering price of your notes.

Stated Maturity Date:	August 7, 2013, subject to postponement if a market disruption event occurs.

Starting Level:	The starting level is 100.

Ending Level:	The “ending level” will be calculated based on the weighted returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount to equal 1 plus the sum of: (A) 45% of the component return of the S&P 500 Index; (B) 20% of the component return of the MSCI EAFE Index; (C) 20% of the component return of the MSCI Emerging Markets Index; and (D) 15% of the component return of the Russell 2000 Index.

PRS-3

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

Terms of the Notes (Continued)

Component Return:

The “component return” of a basket component will be equal to:

final component level – initial component level

initial component level

where,

•   the “initial component level” is the closing level of such basket component on the pricing date; and

•   the “final component level” is the closing level of such basket component on the calculation day.

The initial component levels of the basket components are as follows: S&P 500 Index (1101.60); MSCI EAFE Index (1474.91); MSCI Emerging Markets Index (991.41); and Russell 2000 Index (650.89).

The “closing level” of a basket component on any trading day means the closing level of such basket component as reported by the index sponsor of such basket component on such trading day.

Capped Value:	The capped value is 136% of the original offering price per note ($1,360 per $1,000 note). References in this pricing supplement to a “$1,000 note” are to a note with an original offering price of $1,000.

Threshold Level:	The threshold level will be equal to 85% of the starting level.

Participation Rate:	125%

Calculation Day:	July 31, 2013 or, if such day is not a trading day, the next succeeding trading day. The calculation day is subject to postponement due to the occurrence of a market disruption event.

Calculation Agent:	Wells Fargo Securities, LLC

Tax Consequences:	The United States federal income tax consequences of your investment in the notes are uncertain. We urge you to read the discussion on page PS-19 of the accompanying product supplement and discuss the tax consequences of your investment in the notes with your tax advisor. In addition, pursuant to recently enacted legislation, certain payments in respect of notes made to corporate United States holders after December 31, 2011 may be subject to information reporting and backup withholding.

Agent:	Wells Fargo Securities, LLC. The agent may resell the notes to Wells Fargo Investments, LLC or Wells Fargo Advisors, LLC at the original offering price of the notes less a concession not in excess of 2.25% of the original offering price of the notes. Wells Fargo Investments, LLC and Wells Fargo Advisors, LLC are our affiliates.

Denominations:	$1,000 and any integral multiple of $1,000

CUSIP:	94986RAF8

PRS-4

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

Risk Factors

Your investment in the notes involves risks. The risks set forth below are discussed more fully in the accompanying product supplement.

•	Your Investment May Result In A Loss.

•	Your Yield May Be Lower Than The Yield On Other Debt Securities Of Comparable Maturity.

•	Your Return Will Be Limited By A Capped Value And May Not Reflect The Return On A Direct Investment In The Market Measure.

•	The Notes Are Subject To The Credit Risk Of Wells Fargo.

•	No Periodic Interest Will Be Paid On The Notes.

•

The Inclusion Of The Agent Discount Or Commission And Structuring And Development Costs In The Original Offering Price Of The Notes And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Notes.

•	The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

•	We Do Not Expect A Trading Market For The Notes To Develop.

•	Your Return On The Notes Could Be Less Than If You Owned Securities Included In A Market Measure.

•	Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Notes.

•	Changes That Affect A Market Measure May Affect The Value Of The Notes And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Market Measure.

•	We And Our Affiliates Have No Affiliation With Any Index Sponsor And Are Not Responsible For Its Public Disclosure Of Information.

•	If Your Notes Are Linked To An Equity Index That Includes Non-U.S. Stocks, An Investment In The Notes Is Subject To Risks Associated With Foreign Securities Markets.

•	Exchange Rate Movements May Impact The Value Of The Notes.

•	If The Market Measure To Which Your Notes Are Linked Is A Basket, Changes In The Value Of One Or More Basket Components May Offset Each Other.

•	The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

•	Research Reports And Other Transactions May Create Conflicts Of Interest Between You And Us.

•	Potential Conflicts Of Interest Could Arise.

•	Trading And Other Transactions By Us Or Our Affiliates Could Affect The Level Of A Market Measure, Prices Of Securities Included In A Market Measure Or The Value Of The Notes.

•	Significant Aspects Of The Tax Treatment Of The Notes Are Uncertain.

PRS-5

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per $1,000 note (the redemption amount) calculated as follows:

Hypothetical Payout Profile

The following profile is based on a capped value of 136% or $1,360 per $1,000 note, a participation rate of 125% and a threshold level equal to 85% of the starting level. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level and the term of your investment.

PRS-6

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations (rounded to two decimal places), assuming component returns as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price but less than the capped value:

	S&P 500 Index	MSCI EAFE Index	MSCI Emerging Markets Index	Russell 2000 Index
Initial Component Level	1101.60	1474.91	991.41	650.89
Final Component Level	1269.04	1634.20	1116.43	778.01
Component Return	15.20%	10.80%	12.61%	19.53%

Based on the component returns set forth above, the ending level would equal:

100 x [1 + (45% x 15.20%) + (20% x 10.80%) + (20% x 12.61%) + (15% x 19.53%)] = 114.45

Since the ending level is greater than the starting level, the redemption amount would equal:

$1,000 +	$1,000	x	114.45 – 100	x 125%	= $	1,180.63
100

On the stated maturity date you would receive $1,180.63 per $1,000 note.

Example 2. Redemption amount is equal to the capped value:

	S&P 500 Index	MSCI EAFE Index	MSCI Emerging Markets Index	Russell 2000 Index
Initial Component Level	1101.60	1474.91	991.41	650.89
Final Component Level	1533.87	2017.53	1446.37	915.09
Component Return	39.24%	36.79%	45.89%	40.59%

Based on the component returns set forth above, the ending level would equal:

100 x [1 + (45% x 39.24%) + (20% x 36.79%) + (20% x 45.89%) + (15% x 40.59%)] = 140.28

The redemption amount would be equal to the capped value since the capped value is less than:

$1,000 +	$1,000	x	140.28 – 100	x 125%	= $	1,503.50
100

On the stated maturity date you would receive $1,360 per $1,000 note.

In addition to limiting your return on the notes, the capped value limits the positive effect of the participation rate. If the ending level is greater than the starting level, you will participate in the performance of the Basket at a rate of 125% up to a certain point. However, the participation rate only has a positive effect for ending levels that are not greater than 128.8% of the starting level and the participation rate will not have a positive effect for any ending level greater than 128.8% of the starting level since your return on the notes will be limited to the capped value.

PRS-7

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

Hypothetical Payments at Stated Maturity (Continued)

Example 3. Redemption amount is equal to the original offering price:

	S&P 500 Index	MSCI EAFE Index	MSCI Emerging Markets Index	Russell 2000 Index
Initial Component Level	1101.60	1474.91	991.41	650.89
Final Component Level	989.24	1397.18	1023.63	685.06
Component Return	-10.20%	-5.27%	3.25%	5.25%

Based on the component returns set forth above, the ending level would equal:

100 x [1 + (45% x -10.20%) + (20% x -5.27%) + (20% x 3.25%) + (15% x 5.25%)] = 95.79

Since the ending level is less than the starting level, but not by more than 15%, you would not lose any of the original offering price of your notes.

On the stated maturity date you would receive $1,000 per $1,000 note.

Example 4. Redemption amount is less than the original offering price:

	S&P 500 Index	MSCI EAFE Index	MSCI Emerging Markets Index	Russell 2000 Index
Initial Component Level	1101.60	1474.91	991.41	650.89
Final Component Level	768.59	1082.14	589.29	352.39
Component Return	-30.23%	-26.63%	-40.56%	-45.86%

Based on the component returns set forth above, the ending level would equal:

100 x [1 + (45% x -30.23%) + (20% x -26.63%) + (20% x -40.56%) + (15% x -45.86% )] = 66.08

Since the ending level is less than the starting level by more than 15%, you would lose a portion of the original offering price of your notes and receive the redemption amount equal to:

$1,000 –	$1,000	x	85 – 66.08	= $	810.80
100

On the stated maturity date you would receive $810.80 per $1,000 note.

To the extent that the component returns differ from the levels assumed above, the results indicated above would be different.

PRS-8

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

Hypothetical Returns

The following table illustrates a range of hypothetical ending levels of the Basket:

•	the hypothetical percentage change from the starting level to the hypothetical ending level;

•	the hypothetical redemption amount payable at stated maturity per $1,000 note;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Hypothetical percentage change from the starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per $1,000 note	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
150.00	50.00%	$1,360.00	36.00%	10.50%
140.00	40.00%	$1,360.00	36.00%	10.50%
130.00	30.00%	$1,360.00	36.00%	10.50%
120.00	20.00%	$1,250.00	25.00%	7.56%
110.00	10.00%	$1,125.00	12.50%	3.96%
105.00	5.00%	$1,062.50	6.25%	2.03%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
95.00	-5.00%	$1,000.00	0.00%	0.00%
90.00	-10.00%	$1,000.00	0.00%	0.00%
80.00	-20.00%	$ 950.00	-5.00%	-1.70%
70.00	-30.00%	$ 850.00	-15.00%	-5.33%
60.00	-40.00%	$ 750.00	-25.00%	-9.35%
50.00	-50.00%	$ 650.00	-35.00%	-13.83%

(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis.
(2)	The starting level.

The above figures are for purposes of illustration only. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual ending level.

PRS-9

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

The Basket

The Basket will represent a weighted portfolio of the following four basket components, with the return of each basket component having the weighting noted parenthetically: S&P 500 Index (45%); MSCI EAFE Index (20%); MSCI Emerging Markets Index (20%); and Russell 2000 Index (15%). The value of the Basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see “The S&P 500 Index,” “The MSCI EAFE Index,” “The MSCI Emerging Markets Index” and “The Russell 2000 Index.”

The Basket is not a recognized market measure. The Basket was created solely for the purposes of the offering of the notes and will be calculated solely during the term of the notes. The Basket does not reflect the performance of all major securities markets, and may not reflect actual market performance.

The following graph sets forth the hypothetical end-of-period levels of the Basket for each month in the period from January 30, 1999 through July 30, 2010, assuming that the Basket was constructed on January 30, 1999 with a starting level of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing levels and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”). We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg.

The hypothetical historical basket levels, as calculated solely for the purposes of the offering of the notes, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the level of the Basket during any period shown below is not an indication that the percentage change in the level of the Basket is more likely to be positive or negative during the term of the notes. The hypothetical historical levels do not give an indication of future levels of the Basket.

PRS-10

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

The S&P 500 Index

See “The S&P 500 Index” in Annex A to the accompanying product supplement for information about the S&P 500 Index. Wells Fargo & Company is one of the companies currently included in the S&P 500 Index.

We obtained the closing levels listed below from Bloomberg. You can obtain the level of the S&P 500 Index at any time from Bloomberg under the symbol “SPX” or from the Standard & Poor’s website at www.standardandpoors.com. We make no representation or the warranty as to the accuracy or completeness of the information obtained from these sources. No information contained on the Standard & Poor’s website is incorporated by reference into this pricing supplement.

The following graph sets forth end-of-period closing levels of the S&P 500 Index for each month in the period from January 1999 through July 2010. The closing level on July 30, 2010 was 1101.60.

PRS-11

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

The S&P 500 Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the S&P 500 Index for each quarter in the period from January 1, 1999 through June 30, 2010 and for the period from July 1, 2010 to July 30, 2010.

	High	Low	Period-End
1999
First Quarter	1316.55	1212.19	1286.37
Second Quarter	1372.71	1281.41	1372.71
Third Quarter	1418.78	1268.37	1282.71
Fourth Quarter	1469.25	1247.41	1469.25
2000
First Quarter	1527.46	1333.36	1498.58
Second Quarter	1516.35	1356.56	1454.60
Third Quarter	1520.77	1419.89	1436.51
Fourth Quarter	1436.28	1264.74	1320.28
2001
First Quarter	1373.73	1117.58	1160.33
Second Quarter	1312.83	1103.25	1224.42
Third Quarter	1236.72	965.80	1040.94
Fourth Quarter	1170.35	1038.55	1148.08
2002
First Quarter	1172.51	1080.17	1147.39
Second Quarter	1146.54	973.53	989.82
Third Quarter	989.03	797.70	815.28
Fourth Quarter	938.87	776.76	879.82
2003
First Quarter	931.66	800.73	848.18
Second Quarter	1011.66	858.48	974.50
Third Quarter	1039.58	965.46	995.97
Fourth Quarter	1111.92	1018.22	1111.92
2004
First Quarter	1157.76	1091.33	1126.21
Second Quarter	1150.57	1084.10	1140.84
Third Quarter	1129.30	1063.23	1114.58
Fourth Quarter	1213.55	1094.81	1211.92
2005
First Quarter	1225.31	1163.75	1180.59
Second Quarter	1216.96	1137.50	1191.33
Third Quarter	1245.04	1194.44	1228.81
Fourth Quarter	1272.74	1176.84	1248.29
2006
First Quarter	1307.25	1254.78	1294.83
Second Quarter	1325.76	1223.69	1270.20
Third Quarter	1339.15	1234.49	1335.85
Fourth Quarter	1427.09	1331.32	1418.30
2007
First Quarter	1459.68	1374.12	1420.86
Second Quarter	1539.18	1424.55	1503.35
Third Quarter	1553.08	1406.70	1526.75
Fourth Quarter	1565.15	1407.22	1468.36
2008
First Quarter	1447.16	1273.37	1322.70
Second Quarter	1426.63	1278.38	1280.00
Third Quarter	1305.32	1106.39	1166.36
Fourth Quarter	1161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1071.66	879.13	1057.08
Fourth Quarter	1127.78	1025.21	1115.10
2010
First Quarter	1174.17	1056.74	1169.43
Second Quarter	1217.28	1030.71	1030.71
July 1, 2010 to July 30, 2010	1115.01	1022.58	1101.60

PRS-12

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

The MSCI EAFE Index

See “The MSCI EAFE Index” in Annex A to the accompanying product supplement for information about the MSCI EAFE Index. As of the date of this pricing supplement, the following developed market country indices are included in the MSCI EAFE Index: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

We obtained the closing levels listed below from Bloomberg. You can obtain the level of the MSCI EAFE Index at any time from Bloomberg under the symbol “MXEA” or from the MSCI website at www.mscibarra.com. We make no representation or warranty as to the accuracy or completeness of the information obtained from these sources. No information contained on the MSCI website is incorporated by reference into this pricing supplement.

The following graph sets forth end-of-period closing levels of the MSCI EAFE Index for each month in the period from January 1999 through July 2010. The closing level on July 30, 2010 was 1474.91.

PRS-13

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

The MSCI EAFE Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the MSCI EAFE Index for each quarter in the period from January 1, 1999 through June 30, 2010 and for the period from July 1, 2010 to July 30, 2010.

	High	Low	Period-End
1999
First Quarter	1466.50	1331.10	1419.51
Second Quarter	1487.90	1393.82	1450.56
Third Quarter	1542.29	1436.21	1509.05
Fourth Quarter	1760.04	1489.93	1760.04
2000
First Quarter	1774.13	1646.62	1753.16
Second Quarter	1738.67	1553.44	1678.61
Third Quarter	1703.53	1511.67	1538.51
Fourth Quarter	1550.87	1424.07	1492.41
2001
First Quarter	1495.36	1220.79	1282.99
Second Quarter	1386.40	1248.98	1261.49
Third Quarter	1271.95	995.59	1080.95
Fourth Quarter	1178.79	1072.45	1154.96
2002
First Quarter	1179.43	1060.01	1155.60
Second Quarter	1190.24	1073.77	1123.01
Third Quarter	1128.11	881.44	897.05
Fourth Quarter	988.28	857.43	952.65
2003
First Quarter	984.21	823.51	868.55
Second Quarter	1074.97	876.58	1025.74
Third Quarter	1138.13	1024.11	1103.39
Fourth Quarter	1288.77	1124.33	1288.77
2004
First Quarter	1365.62	1286.25	1337.07
Second Quarter	1360.32	1226.65	1327.97
Third Quarter	1328.19	1258.55	1318.03
Fourth Quarter	1515.48	1329.37	1515.48
2005
First Quarter	1568.18	1462.16	1503.85
Second Quarter	1518.07	1439.66	1473.72
Third Quarter	1618.84	1450.18	1618.84
Fourth Quarter	1696.07	1533.92	1680.13
2006
First Quarter	1841.74	1684.06	1827.65
Second Quarter	1980.26	1681.70	1822.88
Third Quarter	1914.88	1708.45	1885.26
Fourth Quarter	2074.48	1890.59	2074.48
2007
First Quarter	2182.60	2030.00	2147.51
Second Quarter	2285.36	2152.13	2262.24
Third Quarter	2335.70	2039.86	2300.38
Fourth Quarter	2388.74	2179.99	2253.36
2008
First Quarter	2253.36	1913.53	2038.62
Second Quarter	2206.72	1957.23	1967.19
Third Quarter	1934.39	1553.15	1553.15
Fourth Quarter	1568.20	1044.23	1237.42
2009
First Quarter	1281.02	911.39	1056.23
Second Quarter	1361.36	1071.10	1307.16
Third Quarter	1580.58	1251.65	1552.84
Fourth Quarter	1617.99	1496.75	1580.77
2010
First Quarter	1642.20	1451.53	1584.28
Second Quarter	1636.19	1305.12	1348.11
July 1, 2010 to July 30, 2010	1485.63	1337.85	1474.91

PRS-14

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

The MSCI Emerging Markets Index

See “The MSCI Emerging Markets Index” in Annex A to the accompanying product supplement for information about the MSCI Emerging Markets Index. As of the date of this pricing supplement, the following emerging markets are included in the MSCI Emerging Markets Index: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey.

We obtained the closing levels listed below from Bloomberg. You can obtain the level of the MSCI Emerging Markets Index at any time from Bloomberg under the symbol “MXEF” or from the MSCI website at www.mscibarra.com. We make no representation or warranty as to the accuracy or completeness of the information obtained from these sources. No information contained on the MSCI website is incorporated by reference into this pricing supplement.

The following graph sets forth end-of-period closing levels of the MSCI Emerging Markets Index for each month in the period from January 1999 through July 2010. The closing level on July 30, 2010 was 991.41.

PRS-15

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

The MSCI Emerging Markets Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the MSCI Emerging Markets Index for each quarter in the period from January 1, 1999 through June 30, 2010 and for the period from July 1, 2010 to July 30, 2010.

	High	Low	Period-End
1999
First Quarter	334.75	282.74	334.75
Second Quarter	418.68	335.12	413.81
Third Quarter	431.37	388.78	391.07
Fourth Quarter	489.42	386.81	489.42
2000
First Quarter	530.99	486.04	499.40
Second Quarter	504.77	407.70	445.52
Third Quarter	455.92	377.62	386.03
Fourth Quarter	383.29	326.36	333.79
2001
First Quarter	379.02	313.14	313.14
Second Quarter	338.32	297.01	322.89
Third Quarter	323.54	245.64	251.40
Fourth Quarter	317.40	247.05	317.40
2002
First Quarter	351.46	317.45	351.43
Second Quarter	364.08	309.44	319.75
Third Quarter	331.22	266.11	266.11
Fourth Quarter	304.86	254.79	292.09
2003
First Quarter	308.01	269.71	272.27
Second Quarter	337.56	273.66	332.68
Third Quarter	386.10	336.75	377.63
Fourth Quarter	442.78	381.67	442.78
2004
First Quarter	488.37	443.14	482.06
Second Quarter	497.26	395.93	432.20
Third Quarter	466.57	418.51	464.15
Fourth Quarter	542.17	463.38	542.17
2005
First Quarter	588.68	518.25	548.69
Second Quarter	572.22	526.39	565.17
Third Quarter	661.32	562.60	661.32
Fourth Quarter	707.68	603.73	706.48
2006
First Quarter	791.85	707.01	787.80
Second Quarter	881.51	665.27	747.54
Third Quarter	789.96	710.33	778.16
Fourth Quarter	912.65	774.38	912.65
2007
First Quarter	943.88	844.18	929.03
Second Quarter	1066.99	928.13	1059.69
Third Quarter	1204.90	956.86	1204.90
Fourth Quarter	1338.49	1183.93	1245.59
2008
First Quarter	1245.95	1041.06	1104.58
Second Quarter	1249.73	1084.79	1087.12
Third Quarter	1068.75	767.84	786.92
Fourth Quarter	786.17	454.34	567.04
2009
First Quarter	607.40	475.08	569.97
Second Quarter	802.21	580.76	761.30
Third Quarter	922.31	723.05	914.05
Fourth Quarter	989.47	901.39	989.47
2010
First Quarter	1028.07	894.07	1010.33
Second Quarter	1047.51	855.52	917.99
July 1, 2010 to July 30, 2010	993.84	909.30	991.41

PRS-16

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

The Russell 2000 Index

See “The Russell 2000 Index” in Annex A to the accompanying product supplement for information about the Russell 2000 Index.

We obtained the closing levels listed below from Bloomberg. You can obtain the level of the Russell 2000 Index at any time from Bloomberg under the symbol “RTY” or from the Russell website at www.russell.com. We make no representation or warranty as to the accuracy or completeness of the information obtained from these sources. No information contained on the Russell website is incorporated by reference into this pricing supplement.

The following graph sets forth end-of-period closing levels of the Russell 2000 Index for each month in the period from January 1999 through July 2010. The closing level on July 30, 2010 was 650.89.

PRS-17

Enhanced Growth Securities Notes Linked to a Global Equity Basket due August 7, 2013

The Russell 2000 Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Russell 2000 Index for each quarter in the period from January 1, 1999 through June 30, 2010 and for the period from July 1, 2010 to July 30, 2010.

	High	Low	Period-End
1999
First Quarter	433.13	383.37	397.63
Second Quarter	457.68	397.77	457.68
Third Quarter	465.80	417.09	427.30
Fourth Quarter	504.75	408.90	504.75
2000
First Quarter	606.05	475.34	539.09
Second Quarter	542.99	453.72	517.23
Third Quarter	545.18	490.22	521.37
Fourth Quarter	511.67	443.80	483.53
2001
First Quarter	511.66	432.80	450.53
Second Quarter	517.23	425.74	512.80
Third Quarter	498.19	378.89	404.87
Fourth Quarter	493.62	397.60	488.50
2002
First Quarter	506.46	458.40	506.46
Second Quarter	522.95	452.45	462.65
Third Quarter	447.73	356.58	362.27
Fourth Quarter	410.24	327.04	383.09
2003
First Quarter	398.45	345.94	364.54
Second Quarter	458.01	368.69	448.37
Third Quarter	520.20	449.17	487.68
Fourth Quarter	565.47	500.32	556.91
2004
First Quarter	601.50	557.63	590.31
Second Quarter	606.39	535.34	591.52
Third Quarter	582.72	517.10	572.94
Fourth Quarter	654.57	564.88	651.57
2005
First Quarter	644.95	604.53	615.07
Second Quarter	644.19	575.02	639.66
Third Quarter	688.51	643.04	667.80
Fourth Quarter	690.57	621.57	673.22
2006
First Quarter	765.14	684.05	765.14
Second Quarter	781.83	672.72	724.67
Third Quarter	734.48	671.94	725.59
Fourth Quarter	797.73	718.35	787.66
2007
First Quarter	829.44	760.06	800.71
Second Quarter	855.09	803.22	833.70
Third Quarter	855.77	751.54	805.45
Fourth Quarter	845.72	735.07	766.03
2008
First Quarter	753.55	643.97	687.97
Second Quarter	763.27	686.07	689.66
Third Quarter	754.38	657.72	679.58
Fourth Quarter	671.59	385.31	499.45
2009
First Quarter	514.71	343.26	422.75
Second Quarter	531.68	429.16	508.28
Third Quarter	620.69	479.27	604.28
Fourth Quarter	634.07	562.40	625.39
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
July 1, 2010 to July 30, 2010	665.22	590.03	650.89

PRS-18